UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material under §240.14a-12

DEPOMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 7, 2016, Depomed, Inc. sent the following email to its employees:

From: Jim Schoeneck
Subject: How to vote your shares in the upcoming Depomed Annual Shareholder Meeting

Depomed Team,

On Wednesday, May 18th, Depomed will hold our Annual Shareholder Meeting.  The Annual Meeting is the held each year to transact the business of the company including the election of the Board of Directors and to approve the company’s auditors, E & Y.  Additional business is sometimes put to a shareholder vote, including this year, as we seek approval from our shareholders to increase the number of shares of stock available for our Employee Stock Purchase Plan and our Stock Option Pool.

A link to the Annual Meeting material is listed below.  All employees who hold Depomed shares through our ESPP or from options that were exercised and then held as shares of stock, plus any shares of Depomed you may have otherwise purchased are now able to vote.   The materials (also called proxy materials) show the voting recommendations of the Depomed Board of Directors.  In this case, the Board recommends voting FOR all of the proposals.

This 2016 Annual Shareholder Meeting does not have anything to do with the activities of Starboard.  Assuming Starboard is successful in calling a Special Meeting of the Depomed Shareholders, that meeting would likely be held this summer.  At that time, the Board would again make voting recommendations on the proposals put forward by Starboard and provide any help needed with voting.

Note: If you have signed up for electronic delivery, you should have received a control number via email (from E*TRADE).  If you signed up for US Mail, you should receive the control number in the mail.  If you cannot locate the email with the control number, please look in your spam folder.  If you have not received a control number, please call E*TRADE at 1-800-387-2331.

Here is the link to vote your shares:

1.              Go to: https://central.proxyvote.com/pv/web

2.              Enter your control number and hit submit

3.              User will be then prompted through the remainder of the steps

Voting must be completed by Tuesday, May 17.

Depomed 2016 Annual Meeting Materials:

http://investor.depomedinc.com/phoenix.zhtml?c=97276&p=proxy

Should you have any questions on the proposals, please contact our VP of Investor Relations, Chris Keenan at ckeenan@depomed.com or 510-744-8526.

All the best, Jim

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